                                     BYLAWS
                                       OF
                             RCM EQUITY FUNDS, INC.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----


ARTICLE I  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

          Section 1. Principal Office. . . . . . . . . . . . . . . . . . . . .1
          Section 2. Principal Executive Office. . . . . . . . . . . . . . . .1
          Section 3. Other Offices . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     Meeting of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . .1

          Section 1. Annual Meeting. . . . . . . . . . . . . . . . . . . . . .1
          Section 2. Special Meetings. . . . . . . . . . . . . . . . . . . . .1
          Section 3. Place of Meetings . . . . . . . . . . . . . . . . . . . .2
          Section 4. Notice of Meetings: Waiver of Notice. . . . . . . . . . .2
          Section 5. Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .2
          Section 6. Organization. . . . . . . . . . . . . . . . . . . . . . .3
          Section 7. Order of Business . . . . . . . . . . . . . . . . . . . .3
          Section 8. Fixing of Record Date . . . . . . . . . . . . . . . . . .3
          Section 9. Voting. . . . . . . . . . . . . . . . . . . . . . . . . .3
          Section 10. Proxies. . . . . . . . . . . . . . . . . . . . . . . . .3
          Section 11. Voting By Ballot . . . . . . . . . . . . . . . . . . . .3
          Section 12. Voting Of Shares By Certain Holders. . . . . . . . . . .4
          Section 13. Inspectors . . . . . . . . . . . . . . . . . . . . . . .4
          Section 14. Consent of Stockholders in Lieu of Meeting . . . . . . .4

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . .5

          Section 1. General Powers. . . . . . . . . . . . . . . . . . . . . .5
          Section 2. Number of Directors . . . . . . . . . . . . . . . . . . .5
          Section 3. Term of Directors . . . . . . . . . . . . . . . . . . . .5
          Section 4. Resignation . . . . . . . . . . . . . . . . . . . . . . .5
          Section 5. Vacancies . . . . . . . . . . . . . . . . . . . . . . . .5
          Section 6. Place of Meetings . . . . . . . . . . . . . . . . . . . .5
          Section 7. Regular Meeting . . . . . . . . . . . . . . . . . . . . .5

                                                                            PAGE
                                                                            ----


          Section 8. Special Meetings. . . . . . . . . . . . . . . . . . . . .6
          Section 9. Telephone Meetings. . . . . . . . . . . . . . . . . . . .6
          Section 10. Notice of Meetings . . . . . . . . . . . . . . . . . . .6
          Section 11. Waiver of Notice of Meetings . . . . . . . . . . . . . .6
          Section 12. Quorum and Voting. . . . . . . . . . . . . . . . . . . .6
          Section 13. Organization . . . . . . . . . . . . . . . . . . . . . .6
          Section 14. Written Consent of Directors in Lieu of a Meeting. . . .7
          Section 15. Compensation . . . . . . . . . . . . . . . . . . . . . .7
          Section 16. Net Asset Value. . . . . . . . . . . . . . . . . . . . .7

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

          Section 1. Committees of the Board of Directors. . . . . . . . . . .7
          Section 2. Meetings: Quorum. . . . . . . . . . . . . . . . . . . . .8

ARTICLE V  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     Officers. Agents and Employees. . . . . . . . . . . . . . . . . . . . . .8

          Section 1. Election or Appointment of Officers . . . . . . . . . . .8
          Section 2. Effect of Election or Appointment of Officers Agents and
                         Employees . . . . . . . . . . . . . . . . . . . . . .9
          Section 3. Resignations. . . . . . . . . . . . . . . . . . . . . . .9
          Section 4. Removal of Officer, Agent or Employee . . . . . . . . . .9
          Section 5. Vacancies . . . . . . . . . . . . . . . . . . . . . . . .9
          Section 6. Compensation. . . . . . . . . . . . . . . . . . . . . . .9
          Section 7. Bonds or Other Security . . . . . . . . . . . . . . . . .9
          Section 8. President . . . . . . . . . . . . . . . . . . . . . . . .9
          Section 9. Vice President. . . . . . . . . . . . . . . . . . . . . 10
          Section 10. Treasurer. . . . . . . . . . . . . . . . . . . . . . . 10
          Section 11. Secretary. . . . . . . . . . . . . . . . . . . . . . . 10
          Section 12. Delegation of Duties . . . . . . . . . . . . . . . . . 11

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

          Section 1. Stock Certificates. . . . . . . . . . . . . . . . . . . 12
          Section 2. Books of Accounts and Record of Stockholders. . . . . . 12
          Section 3. Transfers of Shares . . . . . . . . . . . . . . . . . . 12
          Section 4. Regulations . . . . . . . . . . . . . . . . . . . . . . 13

                                                                           PAGE
                                                                           ----


          Section 5. Lost, Destroyed or Mutilated Certificates . . . . . . . 13
          Section 6. Fixing of a Record Date for Dividends and
                         Distributions . . . . . . . . . . . . . . . . . . . 13
          Section 7. Information to Stockholders and Others. . . . . . . . . 14

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Depositories and Custodians . . . . . . . . . . . . . . . . . . . . . . 14

          Section 1. Depositories. . . . . . . . . . . . . . . . . . . . . . 14
          Section 2. Custodians. . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     Contracts: Safekeeping and Transfer of Funds and Securities . . . . . . 14

          Section 1. Contracts . . . . . . . . . . . . . . . . . . . . . . . 14
          Section 2. Checks, Notes, Drafts, etc. . . . . . . . . . . . . . . 14
          Section 3. Sale or Transfer of Securities. . . . . . . . . . . . . 14

ARTICLE X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     Independent Public Accountants. . . . . . . . . . . . . . . . . . . . . 15

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     Annual Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

     Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                                     BYLAWS
                                       OF
                             RCM EQUITY FUNDS, INC.


                                    ARTICLE I

                                     OFFICES

          Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland, or at any other place or places, whether or not within the State of Maryland, as the Board of Directors may designate.

          Section 2. PRINCIPAL EXECUTIVE OFFICE. The principal executive offices of the Corporation shall be in the State of California, or at any other place or places, whether or not within the State of California, as the Board of Directors may designate.

          Section 3. OTHER OFFICES. The Corporation may have such other offices in such places as the Board of Directors may from time-to-time determine or as the business of the Corporation may require.


                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

          Section 1. ANNUAL MEETING. No annual meeting of the stockholders of the Corporation shall be held in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "1940 Act"), unless otherwise determined by the Board of Directors. An annual meeting may be held at any place within the United States as may be determined by the Board of Directors and as shall be designated in the notice of the meeting, at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's charter or these Bylaws.

          Section 2. SPECIAL MEETINGS. Special meetings of the stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, by the President, or on the written request of the holders of at least 25% of the outstanding stock of the Corporation entitled to vote at such meeting. In addition, special meetings of stockholders may be called on the written request of the holders of at least 10% of the outstanding stock of the Corporation entitled to vote at such meeting for the purposes of removing directors or to assist in communicating with stockholders as required by the 1940 Act. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at such a meeting, a special meeting need not be called to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. No business shall be transacted at any special meeting except as provided in the notice of meeting.

          Section 3. PLACE OF MEETINGS. Annual and special meetings of the stockholders shall be held at the principal executive office of the Corporation or at such other place within the United States as the Board of Directors may from time-to-time determine and as shall be stated in the notice of the meeting.

          Section 4. NOTICE OF MEETINGS: WAIVER OF NOTICE. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than 90 days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting.

          If any meeting of the stockholders shall be adjourned to another time and place not more than 120 days after the original record date, and if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken, no further notice of such meeting need be given.

          Section 5. QUORUM. At all meetings of the stockholders, the holders of one-third of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, but this Section 5 shall not affect any requirement under the laws of the State of Maryland ("Maryland Law"), the 1940 Act, or the Articles of Incorporation for the vote necessary for the adoption of any measure. In the absence of a quorum, no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time-to-time, without notice other than announcement thereat except as otherwise required by these Bylaws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of the quorum which may be required by Maryland Law, the 1940 Act, any other applicable statute, the Articles of Incorporation or these Bylaws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

          Section 6. ORGANIZATION. At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board of Directors), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary or the Assistant Secretary, or in the Secretary's or the Assistant Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

          Section 7. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

          Section 8. FIXING OF RECORD DATE. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of the stockholders, or in order to make a determination of stockholders for any other proper purpose. For purposes of determining the record date for any meeting of stockholders, the record date may not be prior to the close of business on the day the record date is fixed, and shall be not more than 90 nor less than ten days before the date of the meeting of the stockholders. Only those persons who were holders of record of shares at such time shall be entitled to vote at such meeting and any adjournment thereof.

          Section 9. VOTING. Except as otherwise provided by Maryland Law, the 1940 Act or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock (regardless of class) standing in such stockholder's name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 8 of this Article or, if such record date shall not have been so fixed, then at the later of (a) the close of business on the day on which notice of the meeting is mailed or (b) the 30th day before the meeting. With respect to the election of directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, and directors shall be elected by plurality vote. Except as otherwise provided by Maryland Law, the 1940 Act, the Articles of Incorporation or these Bylaws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action, provided that a quorum is present.

          Section 10. PROXIES. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

          Section 11. VOTING BY BALLOT. On a vote by ballot, each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted.

          Section 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares of its own stock directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of shares outstanding at any given time.

          The Board of Directors may adopt by resolution a procedure whereby a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification, and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure that the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

          Section 13. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and perform such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. Any such report shall be signed by the inspector, if there is a single inspector, or by a majority of the inspectors, if there is more than one inspector. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

          Section 14. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Except as otherwise provided by Maryland Law, the 1940 Act or the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (a) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and
(b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

                                   ARTICLE III

                               BOARD OF DIRECTORS

          Section 1. GENERAL POWERS. Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by Maryland Law, the 1940 Act, the Articles of Incorporation or these Bylaws.

          Section 2. NUMBER OF DIRECTORS. Except as otherwise provided in the Articles of Incorporation, the number of directors shall be fixed, and may be increased or decreased from time-to-time, by resolution of the entire Board of Directors then in office, provided, however, that the number of directors shall in no event be less than the minimum number required by Maryland law nor more than 12. Any vacancy created by an increase in number of directors may be filled in accordance with Section 5 of this Article. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless such director is specifically removed pursuant to Maryland law. Directors need not be stockholders.

          Section 3. TERM OF DIRECTORS. The term of office of each director shall be from the time of his election and qualification until his successor shall have been elected and shall have been qualified unless sooner terminated by his death, resignation or removal.

          Section 4. RESIGNATION. A director may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5. VACANCIES. Subject to the provisions of Maryland Law and the 1940 Act, any vacancies in the Board of Directors arising from death, resignation, removal or any other cause other than an increase in the number of directors, shall be filled by a vote of a majority of the remaining members of the Board of Directors, whether or not sufficient to constitute a quorum. Any vacancy on the Board of Directors by reason of an increase in the number of directors may be filled by a majority vote of the entire Board of Directors in office prior to the increase.

          Section 6. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at such place as the Board of Directors may from time-to-time determine or as shall be specified in the notice of such meeting.

          Section 7. REGULAR MEETING. Regular meetings of the Board of
Directors may be held without notice at such time and place as may be determined by the Board of Directors.

          Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of two or more directors or by the Chairman of the Board or the President.

          Section 9. TELEPHONE MEETINGS. Members of the Board of Directors or of any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Subject to the provisions of the 1940 Act, participation in a meeting by these means constitutes presence in person at the meeting.

          Section 10. NOTICE OF MEETINGS. To the extent required by Maryland
Law or the 1940 Act, notice of each meeting of the Board of Directors shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or facsimile or by any other standard form of telecommunication, at least 24 hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by Maryland Law, the 1940 Act, the Articles of Incorporation or these Bylaws.

          Section 11. WAIVER OF NOTICE OF MEETINGS. Notice of any meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting.

          Section 12. QUORUM AND VOTING. One-third, but not less than two, of the members of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting. Except as otherwise expressly required by Maryland Law, the 1940 Act, the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

          Section 13. ORGANIZATION. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate a Chairman of the Board, who shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in the President's absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary or the Assistant Secretary (or, in their absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

          Section 14. WRITTEN CONSENT OF DIRECTORS IN LIEU OF A MEETING.
Subject to the provisions of Maryland Law and the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or the committee.

          Section 15. COMPENSATION. Directors shall be entitled to receive, in accordance with a resolution passed by the Board of Directors, compensation for their services and for the cost of attendance at each annual, regular or special meeting of the Board of Directors or any committee thereof. Nothing herein shall be construed as precluding any director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 16. NET ASSET VALUE. The Board of Directors shall determine the times and method of calculation of the net asset value per share of the Corporation subject to the requirements of the 1940 Act. The Board of Directors may delegate its duties with respect to calculation of the net asset value per share of the Corporation to one or more individuals or corporate management companies and/or investment advisers pursuant to a written contract or contracts which have obtained the requisite approvals, including any requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders in accordance with the provisions of the 1940 Act.

                                   ARTICLE IV

                                   COMMITTEES

          Section 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors may from time-to-time, by resolution adopted by a majority of the members of the entire Board of Directors, designate one or more committees of the Board of Directors, each such committee to consist of two or more directors and to have such powers and duties, to the extent permitted by Maryland Law and the 1940 Act, as the Board of Directors may, by resolution, prescribe. The Board of Directors shall have the power to determine the size of each committee, to name (or to change, from time-to-time) the members of each committee, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee. Each member of any committee of the Board of Directors shall serve at the pleasure of the Board of Directors, and may be removed from such committee at any time by the vote of a majority of the members present at any meeting of the Board of Directors. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors; provided, however, that no such committee shall have or may


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

exercise any authority or power of the Board of Directors in the management of the business or affairs of the Corporation.

          Section 2. MEETINGS: QUORUM. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman, or the Chairman of the Board or the President, may fix the time and place of the committee's meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may
(a) unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member, (b) determine that, for purposes of that meeting, the member so appointed shall replace any other member of the committee, and (c) determine that such member may serve in such capacity until the next meeting of the Board of Directors. For purposes of determining whether a quorum of the committee exists, any such member of the Board of Directors appointed by the member or members of the committee present shall be treated as a member of the committee, and any member so replaced shall not be treated as a member of the committee.

                                    ARTICLE V

                         OFFICERS. AGENTS AND EMPLOYEES

          Section 1. ELECTION OR APPOINTMENT OF OFFICERS. The officers of the Corporation shall include a President, who shall be a director, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also elect or appoint such other officers, agents and employees, and may give any officers so elected any title or titles, as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument as an officer in more than one capacity. Such officers shall be elected or appointed by the Board of Directors. Officers serve at the pleasure of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws. In its discretion, the Board of Directors may leave unfilled any office except those of President, Treasurer and Secretary. The Board of Directors may from time-to-time elect or appoint, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors or by the appointing authority.


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

          Section 2. EFFECT OF ELECTION OR APPOINTMENT OF OFFICERS AGENTS AND EMPLOYEES. The election or appointment of any officer or agent of the Corporation shall not, of itself, create any contract rights between the Corporation and such officer, agent or employee.

          Section 3. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 4. REMOVAL OF OFFICER, AGENT OR EMPLOYEE. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time in the sole discretion of the Board of Directors, and the Board of Directors may delegate such power of removal to any officer in respect of officers, agents or employees under his control. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not itself create contract rights.

          Section 5. VACANCIES. A vacancy in any office, either arising from death, resignation, removal, creation of a new office, or any other cause, may be filled by the Board of Directors for the unexpired portion of the term of the office which shall be vacant.

          Section 6. COMPENSATION. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

          Section 7. BONDS OR OTHER SECURITY. If required by the Board of Directors, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

          Section 8. PRESIDENT. The President shall be the chief executive officer. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. To the extent permitted by Maryland Law and the 1940 Act, the President shall be a member ex officio of each committee of the Board of Directors of which he is not officially a member. The President shall have, subject to the control of the Board of Directors, general supervision and control of the business and affairs of the Corporation. The President may, to the extent permitted by Maryland Law and the 1940 Act, execute any deed, mortgage, bond, contract or other instrument to which the Corporation is a party except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The President may employ and discharge employees and agents of the Corporation, and in general shall perform all duties incident to the Office of President, as well as such other duties as may be prescribed by the Board of Directors from time-to-time. To the extent consistent with Maryland Law and the 1940 Act, the President may delegate any or all of the powers listed in this Section 8 of Article V to any other officer of the Corporation.

          Section 9. VICE PRESIDENT. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time-to-time prescribe. The Board of Directors may designate one or more Vice Presidents as Senior Vice President or as Vice President for a particular area of responsibility. Unless and until the Board of Directors determines otherwise, in the absence of the President or in the event of a vacancy in such office, the most senior Senior Vice President, or, if none such exists, the most senior Vice President (based on the order of election of all Vice Presidents currently in office) shall perform the duties of the President and when so acting shall have all the powers of, and shall be subject to the same restrictions as, the President.

          Section 10. TREASURER. The Treasurer shall:

               (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or other entity permitted to act as custodian for the Corporation under the 1940 Act pursuant to a written agreement designating such bank or other entity as a custodian or sub-custodian of the property of the Corporation;

               (b) keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

               (c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositories as may be designated, from time-to-time, by the Board of Directors;

               (d) receive, and give receipts for, or cause to receive and give receipts for, moneys due and payable, to the Corporation from any source whatsoever;

               (e) disburse, or cause to be disbursed, the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

               (f) render to the President and the Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and

               (g) in general, perform all the duties incident to the office of Treasurer and such other duties as from time-to-time may be assigned to him by the Board of Directors or the President.

          Section 11. SECRETARY. The Secretary shall:

               (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

               (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

               (c) be custodian of the corporate records and the seal of the Corporation and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

               (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

               (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time-to-time may be assigned to him by the Board of Directors or the President.

     Section 12. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                   ARTICLE VI

                                 INDEMNIFICATION

To the maximum extent permitted by Maryland Law, as from time-to-time amended, the Corporation: (a) shall indemnify, and may advance expenses to, each of its currently acting and its former directors against any and all liabilities and expenses incurred in connection with their services in such capacities;
(b) shall indemnify, and may advance expenses to, its currently acting and its former officers to the full extent that indemnification shall be provided to directors; and (c) may indemnify, and may advance expenses to, its employees and agents, to the extent determined by the Board of Directors; in each case, subject to any limitations imposed by the 1940 Act. The foregoing rights of indemnification shall not be exclusive of any other rights to indemnification to which those seeking indemnification may be entitled. Subject to the same limitations, the Board of Directors may make further provision for indemnification of directors, officers, employees and agents. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws, inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The indemnification and other rights provided by this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     The Corporation may purchase insurance on behalf of an officer or director protecting such person to the maximum extent permitted under Maryland Law, from liability arising from his activities as officer or director of the Corporation. The Corporation may not purchase insurance, however, on behalf of any officer or director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its stockholders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     The Corporation may indemnify or purchase insurance to the extent provided in this Article on behalf of an employee or agent who is not an officer or director of the Corporation.

                                   ARTICLE VII

                                  CAPITAL STOCK

     Section 1. STOCK CERTIFICATES. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Directors, representing the number of shares of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue. Certificates shall be consecutively numbered; and if the Corporation shall, from time-to-time, issue several classes of stock, each class may have its own number series. Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such a statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

     Section 2. BOOKS OF ACCOUNTS AND RECORD OF STOCKHOLDERS. There shall be kept at the principal executive office of the Corporation or at the office of its transfer agent correct and complete books and records containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder.

     Section 3. TRANSFERS OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. When such requirements are satisfied and the transfer has been recorded on the books of the Corporation, the Corporation shall cancel the old certificate and issue a new certificate to the person entitled thereto. Except as otherwise provided by law or these Bylaws, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner; and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 4. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

     Section 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate, and, upon request, shall provide to the Corporation an affidavit of the rightful holder of such certificate stating that such certificate has been lost, stolen, destroyed or mutilated, as the case may be. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated. Prior to issuing a new certificate to replace any certificate alleged to have been lost, stolen, destroyed or mutilated, the Board of Directors may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board of Directors in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under Maryland Law.

     Section 6. FIXING OF A RECORD DATE FOR DIVIDENDS AND DISTRIBUTIONS. The Board of Directors may fix, in advance, as a record date, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotting of any other rights (except with respect to voting which is provided for in Article II(8)). Once the Board of Directors fixes such record date as the record date for the determination of the stockholders entitled to receive any such dividend or distribution or the allotment of such other rights, in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend or distribution or such other rights.


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


     Section 7. INFORMATION TO STOCKHOLDERS AND OTHERS. Any stockholder or his agent may inspect and copy during usual business hours the Corporation's Bylaws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

                                  ARTICLE VIII

                           DEPOSITORIES AND CUSTODIANS

     Section 1. DEPOSITORIES. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors may from time-to-time determine.

     Section 2. CUSTODIANS. All securities and other investments may be deposited in the safe keeping of such banks or other companies as the Board of Directors may from time-to-time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the 1940 Act.

                                   ARTICLE IX

                           CONTRACTS: SAFEKEEPING AND
                        TRANSFER OF FUNDS AND SECURITIES

     Section 1. CONTRACTS. Subject to the requirements of the 1940 Act, the Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. CHECKS, NOTES, DRAFTS, ETC. Checks, notes, drafts, acceptances, bills of exchange, and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time-to-time designate, and such authority may be general or confined to specific instances.

     Section 3. SALE OR TRANSFER OF SECURITIES. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these Bylaws and pursuant to authorization by the Board of Directors and, when so authorized to be held, sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President, a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

                                    ARTICLE X

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall, to the extent required by the 1940 Act, be selected annually by the Board of Directors and ratified by the stockholders at their next meeting in accordance with the provisions of the 1940 Act.

                                   ARTICLE XI

                                ANNUAL STATEMENT

     The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board of Directors. A report to the stockholders based upon each such examination shall be mailed to each stockholder of record on such date with respect to each report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Such annual statement shall be placed on file at the Corporation's principal office within 120 days after the end of the Corporation's fiscal year. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or other period covered by the report. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or other period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Board of Directors or such firm of independent public accountants shall determine.

                                   ARTICLE XII

                                   AMENDMENTS

     These Bylaws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the 1940 Act.


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